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                                   EXHIBIT 5.1

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                               [NEUMAN & COBB LETTERHEAD]



                               September 22, 1995



American Educational Products, Inc.
3101 Iris Avenue, Suite 215
Boulder, Colorado  80301

     Re:  S.E.C. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to American Educational Products, Inc. (the "Company") in connection with a Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of 250,000 shares of the Company's $0.01 par value common stock (the "Common Stock"), which are issuable by the Company pursuant to the exercise of Common Stock Purchase Warrants (the "Warrants") held by two (2) investors. In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all copies submitted to us.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of 100,000,000 shares of Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $0.01 par value per share.

     3. The 250,000 shares of the Company's Common Stock proposed to be issued pursuant to the exercise of the Warrants shall, upon valid exercise thereof as more fully described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and nonassessable.

                                   Sincerely,

                                   /s/ Nathan L. Stone

                                   Nathan L. Stone
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